Exhibit 3.30

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	0430065
	EFFECTIVE DATE	:	05/13/2004
	JURISDICTION	:	GEORGIA
	REFERENCE	:	0024
	PRINT DATE	:	05/20/2004
	FORM NUMBER	:	311

ROBERT B. MCINTOSH

504 THRASHER STREET

NORCROSS, GA 30071

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

ROCK-TENN SERVICES INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox Cathy Cox Secretary of State

Certification#: 7839019-1 Page 1 of 3

ARTICLES OF INCORPORATION

OF

ROCK-TENN SERVICES INC.

1.

The name of the corporation is Rock-Tenn Services Inc.

2.

The corporation is authorized to issue 100 shares of stock, designated as “common stock.” Each share of common stock shall have one vote on each matter submitted to a vote of the shareholders of the corporation.

3.

The street address and county of the initial registered office of the corporation in the State of Georgia is 504 Thrasher Street, Norcross, Georgia 30071, County of Gwinnett County. The initial registered agent of the corporation at such address is Robert B. McIntosh.

4.

The name and address of the Incorporator are Robert B. McIntosh, 504 Thrasher Street, Norcross, Georgia 30071.

5.

The mailing address of the initial principal office of the corporation is 504 Thrasher Street, Norcross, Georgia 30071.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 13th day of May, 2004.

/s/ Robert B. McIntosh
Robert B. McIntosh, Incorporator

Certification#: 7839019-1 Page 2 of 3

STATE OF GEORGIA 1776

OFFICE OF SECRETARY OF STATE CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive Atlanta, Georgia 30334-1530 (404) 656-2817

WARREN RARY Director

Registered agent, officer, entity status information via the Internet http://www.georgiacorporations.org

ENRICO M. ROBINSON Assistant Director

CATHY COX Secretary of State

TRANSMITTAL INFORMATION GEORGIA PROFIT OR NONPROFIT CORPORATIONS

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET#

DOCKET CODE

PENDING # P589523

CONTROL # 04 30065

DATE FILED

AMOUNT RECEIVED

CHECK/ RECEIPT#

TYPE CODE

EXAMINER

JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1. Corporate Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank)

Rock-Tenn Services Inc. Corporate Name (List exactly as it appears in articles)

2. Robert B. McIntosh Name of person filing articles (certificate will be mailed to this person, at address below)

770-263-4456 Telephone Number

504 Thrasher Street Address Norcross City GA State Zip Code 30071

3. Mail or deliver the following items to the Secretary of State, at the above address:

1) This transmittal form

2) Original and one copy of the Articles of Incorporation

3) Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publication fee of $40.00 has been or will be mailed or delivered to the official organ of the county where the initial registered office of the corporation is to be located. (List of legal organs is posted at web site; or, the Clerk of Superior Court can advise you of the official organ in a particular county.)

Authorized signature of person filing documents

May 13, 2004 Date

Request certificates and obtain entity information via the Internet: http://www.georgiacorporations.org

Certification#: 7839019-1 Page 3 of 3